Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Partners

Citigroup Diversified Futures Fund L.P.:

We consent to the use of our reports with respect to the financial statements and the effectiveness of internal control over financial reporting included herein and to the reference to our firm under the heading “Experts” in the prospectus.

New York, New York

April 21, 2008

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Citigroup Managed Futures LLC:

We consent to the use of our report with respect to the statement of financial condition of Citigroup Managed Futures LLC included herein and to the reference to our firm under the heading “Experts” in the prospectus.

New York, New York

April 21, 2008